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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To: Air Products and Chemicals, Inc.


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated 27 October 2000 included and incorporated by reference in Air Products and Chemicals, Inc.'s, Form 10-K for the year ended 30 September 2000 and to all references to our Firm included in this Registration Statement.





                                           ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
22 January 2001